EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2019

Q3 2019 performance above guidance
Full year 2019 financial forecast reaffirmed

GAITHERSBURG, Md., November 6, 2019—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the third quarter and nine months ended September 30, 2019.

FINANCIAL HIGHLIGHTS (unaudited)

(in millions)	Q3 2019	Q3 2018
Total Revenues	$311.8	$173.6
Pre-tax Income	$58.9	$21.5
Net Income	$43.2	$20.9
Adjusted Net Income (1)	$63.3	$28.4
EBITDA (1)	$96.3	$33.7
Adjusted EBITDA (1)	$106.4	$39.1

(in millions)	9 Months 2019	9 Months 2018
Total Revenues	$745.7	$511.7
Pre-tax Income	$5.9	$78.0
Net Income	$7.6	$66.2
Adjusted Net Income (1)	$67.0	$83.3
EBITDA (1)	$116.3	$115.5
Adjusted EBITDA (1)	$145.4	$124.6

Q3 2019 AND RECENT BUSINESS ACCOMPLISHMENTS

Procurement

•
Announced the contract award by the Office of the Assistant Secretary for Preparedness and Response (ASPR) in the U.S. Department of Health and Human Services (HHS) valued at approximately $2 billion over 10 years for the continued supply of ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) into the U.S. Strategic National Stockpile (SNS) in support of smallpox preparedness.

•
Announced the exercise by the Biomedical Advanced Research and Development Authority (BARDA) of the first contract option, valued at $261 million, to procure doses of the next generation anthrax vaccine candidate AV7909 (anthrax vaccine adsorbed with adjuvant) for delivery into the SNS over 12 months.

•
Awarded a contract by the ASPR in HHS valued at up to $490 million over 10 years ($90 million agreed to now and the remaining $400 million to be negotiated and finalized over the next 6 months) for the continued

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supply of BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] into the SNS in support of botulism preparedness and response capability.

Product Development

•
Granted PRIority MEdicines, or PRIME, designation by the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) for the company’s chikungunya virus (CHIKV) virus-like particle (VLP) vaccine candidate, CHIKV VLP.

•
Awarded a research grant by the National Institute on Drug Abuse (NIDA), a component of the National Institutes of Health (NIH), in HHS, valued at approximately $6.3 million over two years, for the continued development of AP007, the company’s sustained-release nalmefene formulation for the treatment of opioid use disorder (OUD).

•
Awarded approximately $20 million to develop and manufacture an auto-injector containing diazepam (5 mg/mL) to treat nerve agent-induced seizures. Emergent’s device is being designed for intramuscular buddy-administration for use in military environments and for civilian emergencies.

2019 FINANCIAL PERFORMANCE (unaudited)

(I) Quarter Ended September 30, 2019 (Q3)

Revenues

Total Revenues
For Q3 2019, total revenues were $311.8 million, an increase of 80% over 2018. Total revenues reflect the contribution of recently acquired products as well as increased contracts and grants revenue.
Product Sales
For Q3 2019, product sales were $256.2 million, an increase of $122.9 million or 92% as compared to 2018. The increase primarily reflects sales of both NARCAN® (naloxone HCl) Nasal Spray, which was acquired in October 2018, and increased sales of ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), offset by decreased sales of Anthrax vaccines (BioThrax® (Anthrax Vaccine Adsorbed) and AV7909) and other product sales.

(in millions)	Three Months Ended September 30,
	2019	2018	% Change
Product Sales
NARCAN Nasal Spray	$75.0	—	NM
ACAM2000	$112.1	$38.4	NM
Anthrax vaccines	$40.3	$45.9	(12)%
Other	$28.8	$49.0	(41)%
Total Product Sales	$256.2	$133.3	92%

Contract Manufacturing
For Q3 2019, revenue from the Company’s contract manufacturing operations was $20.0 million, a decrease of $2.1 million or 10% as compared to 2018. The decrease primarily reflects contracted service work in Q3 2018 that did not recur in Q3 2019.

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Contracts and Grants
For Q3 2019, revenue from the Company’s development-based contracts and grants was $35.6 million, an increase of $17.4 million as compared to 2018. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably AV7909.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q3 2019, cost of product sales and contract manufacturing was $108.0 million, an increase of $38.7 million or 56% as compared to 2018. The increase is attributable to the increase in product sales.

Research and Development (Gross and Net)

For Q3 2019, gross R&D expenses were $53.4 million, an increase of $16.4 million or 44% as compared to 2018. The increase primarily reflects costs associated with incremental development programs from the recent acquisitions of PaxVax and Adapt Pharma in October 2018, as well as timing of manufacturing development activities related to the AV7909 program.

For Q3 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $17.8 million, a decrease of $1.0 million or 5% as compared to 2018. The decrease primarily reflects a reduction in raxibacumab technology transfer costs, partially offset by increases related to the development of the CHIKVVLP vaccine and various programs related to opioid overdose response. The Q3 2019 net R&D expense was 6% of adjusted revenue (total revenue less contracts & grants) compared to 12% of adjusted revenue in Q3 2018.

(in millions)	Three Months Ended September 30,
	2019	2018	% Change
Research and Development Expenses	$53.4	$37.0	44%
Adjustments:
Less Contracts and Grants Revenue	$35.6	$18.2	96%
Net Research and Development Expenses	$17.8	$18.8	(5)%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$276.2	$155.4	78%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	6%	12%	NA

Selling, General and Administrative

For Q3 2019, selling, general and administrative expenses were $65.0 million, an increase of $22.9 million or 54% as compared to 2018. The increase primarily reflects the addition of the operations and integration costs associated with the PaxVax and Adapt Pharma acquisitions.

Amortization of Intangible Assets

For Q3 2019, amortization of intangible assets was $14.7 million versus $3.9 million as compared to 2018. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions.

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Income Taxes

For Q3 2019, the income taxes expense in the amount of $15.7 million includes the impact of permanent items.

Net Income & Adjusted Net Income

For Q3 2019, the Company recorded net income of $43.2 million, or $0.83 per diluted share, versus net income of $20.9 million, or $0.41 per diluted share, in 2018.

For Q3 2019, the Company recorded adjusted net income of $63.3 million, or $1.21 per diluted share, versus adjusted net income of $28.4 million, or $0.55 per diluted share, in 2018. (1)

EBITDA & Adjusted EBITDA

For Q3 2019, the Company recorded EBITDA of $96.3 million versus $33.7 million in 2018. (1)

For Q3 2019, the Company recorded adjusted EBITDA of $106.4 million versus $39.1 million in 2018. (1)

(II) Nine months ended September 30, 2019 (unaudited)

Revenues

Total Revenues
For the nine months ended September 30, 2019, total revenues were $745.7 million, an increase of 46% over 2018. Total revenues reflect the contribution of recently acquired products as well as increased contracts and grants revenue.

Product Sales
For the nine months ended September 30, 2019, product sales were $592.7 million, an increase of $203.6 million or 52% as compared to 2018. The increase primarily reflects sales of NARCAN® Nasal Spray, which was acquired in October 2018, and ACAM2000®, offset by decreased sales of Anthrax vaccines (BioThrax® and AV7909).

(in millions)	Nine Months Ended September 30,
	2019	2018	% Change
Product Sales
NARCAN Nasal Spray	$213.5	—	NM
ACAM2000	$164.1	$116.7	41%
Anthrax vaccines	$79.9	$143.7	(44)%
Other	$135.2	$128.7	5%
Total Product Sales	$592.7	$389.1	52%

Contract Manufacturing
For the nine months ended September 30, 2019, revenue from the Company’s contract manufacturing operations was $54.6 million, a decrease of $17.4 million or 24% as compared to 2018. The decrease primarily reflects contracted service work in the nine months of 2018 that did not recur in the nine months of 2019.

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Contracts and Grants
For the nine months ended September 30, 2019, revenue from the Company’s development-based contracts and grants was $98.4 million, an increase of $47.8 million or 94% as compared to 2018. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably AV7909.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the nine months ended September 30, 2019, cost of product sales and contract manufacturing was $300.7 million, an increase of $91.9 million or 44% as compared to 2018. The increase is attributable to the increase in product sales.

Research and Development (Gross and Net)
For the nine months ended September 30, 2019, gross R&D expenses were $163.4 million, an increase of $72.6 million compared to 2018. The increase primarily reflects costs associated with incremental development programs from the recent acquisitions of PaxVax and Adapt Pharma in October 2018, as well as timing of manufacturing development activities related to the AV7909 program.

For the nine months ended September 30, 2019, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $65.0 million, an increase of $24.8 million or 62% as compared to 2018. The increase primarily reflects investments in the development of the CHIKV-VLP vaccine and various programs related to opioid overdose response. The nine months of 2019 net R&D expense was 10% of adjusted revenue (total revenue less contracts & grants) compared to 9% of adjusted revenue in the nine months of 2018.

(in millions)	Nine Months Ended September 30,
	2019	2018	% Change
Research and Development Expenses	$163.4	$90.8	80%
Adjustments:
Less Contracts and Grants Revenue	$98.4	$50.6	94%
Net Research and Development Expenses	$65.0	$40.2	62%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$647.3	$461.1	40%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	10%	9%	NA

Selling, General and Administrative
For the nine months ended September 30, 2019, selling, general and administrative expenses were $201.3 million, an increase of $79.5 million or 65% as compared to 2018. The increase primarily reflects the addition of the operations and integration costs associated with the PaxVax and Adapt Pharma acquisitions.

Amortization of Intangible Assets
For the nine months ended September 30, 2019, amortization of intangible assets was $43.9 million versus $11.7 million as compared to 2018. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions.

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Income Taxes
For the nine months ended September 30, 2019, income tax benefit was $1.7 million, which includes the impact of permanent items.

Net Income & Adjusted Net Income
For the nine months ended September 30, 2019, the Company recorded net income of $7.6 million, or $0.15 per diluted share, versus net income of $66.2 million, or $1.29 per diluted share, in 2018.

For the nine months ended September 30, 2019, the Company recorded adjusted net income of $67.0 million, or $1.28 per diluted share, versus adjusted net income of $83.3 million, or $1.63 per diluted share, in 2018. (1)

EBITDA & Adjusted EBITDA
For the nine months ended September 30, 2019, the Company recorded EBITDA of $116.3 million versus $115.5 million in 2018. (1)

For the nine months ended September 30, 2019, the Company recorded adjusted EBITDA of $145.4 million versus $124.6 million in 2018. (1)

2019 FINANCIAL FORECAST (Reaffirmed)

For full year 2019, the company reaffirms its expectation of the following forecasted financial metrics:

(in millions)	FULL YEAR 2019 (As of 11/6/2019)
Total Revenues	$1,060 -- $1,140
Net Income (1)	$80 -- $110
Adjusted Net Income (1)	$150 -- $180
EBITDA (1)	$250 -- $280*
Adjusted EBITDA (1)	$280 -- $310
* Reflects revision from previous guidance ($255-$285) due to the inclusion of changes in fair value of contingent consideration as an additional item for reconciliation in the calculation of Adjusted EBITDA; management has determined Adjusted EBITDA is more reflective of the Company's true operations than EBITDA alone and the guidance range for EBITDA has been revised based on current expectations.

The Company’s financial forecast for 2019 includes the anticipated impact of full year product sales, continued contract manufacturing and contracts & grants revenue as well as continued investment in internally funded development projects. The outlook for 2019 does not include estimates for potential new corporate development or other M&A transactions.

FOOTNOTES

(1) See "Reconciliation of Net Income to Adjusted Net Income, EBITDA and Adjusted EBITDA" for a definition of terms and a reconciliation table.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 6, 2019, to discuss these financial results. This conference call can be accessed live by telephone or through the Company's website.

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Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 1169597
Live Webcast Information: Visit https://edge.media-server.com/m6/p/bzej96zz for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, deliberate, and naturally occurring public health threats. We aspire to be a Fortune 500 company recognized for protecting and enhancing life, driving innovation, and living our values. Additional information about the company may be found at www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, statements regarding product sales, continued contract manufacturing and contracts & grants revenue, total contract award value as well as continued investment in discretionary funding development projects and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and Emergency Use Authorization (EUA) and the timing of other regulatory approvals or expenditures, the continued delivery of doses of AV7909, ACAM2000 and BAT into the SNS and the finalization of the BAT procurement contract are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our anthrax vaccine contracts; appropriations for the procurement of our products; our ability to continue deliveries of AV7909, ACAM and VIG based on BARDA's initial procurement for the SNS; our ability to secure EUA designation and eventual licensure of AV7909 from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to successfully integrate and develop the operations, products or product candidates, programs, and personnel of any entities, businesses or products that we acquire, including our acquisitions of PaxVax and Adapt Pharma; our ability to complete expected deliveries of anthrax vaccines, BAT and raxibacumab; our ability to establish a multi-year follow-on contract for raxibacumab; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability and the ability of our collaborators to defend underlying patents from infringement by generic naloxone entrants; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the success of our ongoing and planned development programs; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth

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many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

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Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$139.2	$112.2
Restricted cash	0.2	0.2
Accounts receivable, net	281.2	262.5
Inventories	230.2	205.8
Prepaid expenses and other current assets	49.2	40.1
Total current assets	700.0	620.8
Property, plant and equipment, net	529.1	510.2
Intangible assets, net	727.7	761.6
In-process research and development	41.0	50.0
Goodwill	268.6	259.7
Other assets	67.4	27.1
Total assets	$2,333.8	$2,229.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$91.3	$80.7
Accrued expenses	51.8	30.7
Contingent consideration, current portion	55.7	5.6
Accrued compensation	55.8	58.2
Debt, current portion	10.1	10.1
Other current liabilities	10.6	15.1
Total current liabilities	275.3	200.4
Contingent consideration	14.5	54.4
Debt	813.3	784.5
Deferred tax liability	61.1	67.5
Contract liabilities	81.6	62.5
Other liabilities	53.0	49.2
Total liabilities	1,298.8	1,218.5

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding at both 2019 and 2018	--	--
Common stock, $0.001 par value; 200.0 shares authorized, 52.8 shares issued and 51.6 shares outstanding at 2019; 52.4 shares issued and 51.2 shares outstanding at 2018	0.1	0.1
Treasury stock, at cost, 1.2 common shares at both 2019 and 2018	(39.7)	(39.6)
Additional paid-in capital	708.8	688.6
Accumulated other comprehensive loss	(9.1)	(5.5)
Retained earnings	374.9	367.3
Total stockholders’ equity	1,035.0	1,010.9
Total liabilities and stockholders’ equity	$2,333.8	$2,229.4

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended September 30,
	2019	2018

Revenues:
Product sales, net	$256.2	$133.3
Contract manufacturing	20.0	22.1
Contracts and grants	35.6	18.2
Total revenues	311.8	173.6

Operating expenses:
Cost of product sales and contract manufacturing	108.0	69.3
Research and development	53.4	37.0
Selling, general and administrative	65.0	42.1
Amortization of acquisition-related intangible assets	14.7	3.9
Total operating expenses	241.1	152.3

Income from operations	70.7	21.3

Other income (expense):
Interest expense	(10.3)	(0.6)
Other income (expense), net	(1.5)	0.8
Total other expense, net	(11.8)	0.2

Income before income taxes	58.9	21.5
Income tax expense	15.7	0.6
Net income	$43.2	$20.9

Net income per share - basic	$0.84	$0.42
Net income per share - diluted	$0.83	$0.41

Weighted-average number of shares - basic	51.6	50.1
Weighted-average number of shares - diluted	52.3	51.5

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Nine Months Ended September 30,
	2019	2018

Revenues:
Product sales, net	$592.7	$389.1
Contract manufacturing	54.6	72.0
Contracts and grants	98.4	50.6
Total revenues	745.7	511.7

Operating expenses:
Cost of product sales and contract manufacturing	300.7	208.8
Research and development	163.4	90.8
Selling, general and administrative	201.3	121.8
Amortization of acquisition-related intangible assets	43.9	11.7
Total operating expenses	709.3	433.1

Income from operations	36.4	78.6

Other income (expense):
Interest expense	(29.3)	(1.8)
Other income (expense), net	(1.2)	1.2
Total other expense, net	(30.5)	(0.6)

Income before income taxes	5.9	78.0
Income tax expense (benefit)	(1.7)	11.8
Net income	$7.6	$66.2

Net income per share - basic	$0.15	$1.33
Net income per share - diluted	$0.15	$1.29

Weighted-average number of shares - basic	51.4	49.9
Weighted-average number of shares - diluted	52.3	51.2

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2019	2018
Cash flows provided by operating activities:
Net income	$7.6	$66.2
Adjustments to reconcile to net income to net cash provided by operating activities:
Share-based compensation expense	21.0	16.7
Depreciation and amortization	82.8	37.1
Amortization of deferred financing costs	2.2	—
Deferred income taxes	(5.7)	12.8
Change in fair value of contingent consideration, net	12.4	1.9
Other	0.7	1.5
Changes in operating assets and liabilities:
Accounts receivable	(18.6)	66.5
Inventories	(24.4)	17.1
Prepaid expenses and other assets	(36.5)	(16.1)
Accounts payable	2.5	(5.7)
Accrued expenses	5.2	2.5
Accrued compensation	(2.4)	3.9
Deferred revenue	19.1	3.2
Net cash provided by operating activities:	65.9	207.6
Cash flows used in investing activities:
Purchases of property, plant and equipment and other	(50.8)	(51.3)
Milestone payment from asset acquisition	(10.0)	—
Proceeds from sale of assets	—	2.6
Net cash used in investing activities:	(60.8)	(48.7)
Cash flows provided by (used in) financing activities:
Proceeds from revolving credit facility	130.0	—
Principal payments on revolving credit facility	(95.0)	—
Principal payments on term loan facility	(8.4)	—
Issuance of stock under share-based benefit plans	5.7	11.4
Taxes paid on behalf of employees for equity activity	(6.6)	(6.3)
Contingent consideration payments	(3.7)	(2.2)
Purchase of treasury stock	—	(0.1)
Net cash provided by financing activities:	22.0	2.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.1)	(0.6)
Net increase in cash, cash equivalents and restricted cash	27.0	161.1
Cash, cash equivalents and restricted cash at beginning of period	112.4	179.3
Cash, cash equivalents and restricted cash at end of period	$139.4	$340.4

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RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA (unaudited)
This press release contains three financial measures (Adjusted Net Income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting (which are all tax effected utilizing the U.S federal statutory tax rate). EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments (which are all tax effected utilizing the statutory tax rate for the US). The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in millions, except per share value)	Three Months Ended September 30,
	2019	2018	Source
Net Income	$43.2	$20.9
Adjustments:
+ Acquisition-related costs (transaction & integration)	3.2	5.2	SG&A
+ Non-cash amortization charges	15.4	4.0	SG&A, Other Income
+ Change in fair value of contingent consideration	6.9	0.2	COGS
Tax effect	(5.4)	(1.9)
Total Adjustments:	20.1	7.5
Adjusted Net Income	$63.3	$28.4
Adjusted Net Income Per Diluted Share	$1.21	$0.55

(in millions, except per share value)	Nine Months Ended September 30,
	2019	2018	Source
Net Income	$7.6	$66.2
Adjustments:
+ Acquisition-related costs (transaction & integration)	10.6	6.8	SG&A
+ Non-cash amortization charges	46.1	12.0	SG&A, Other Income
+ Impact of purchase accounting on inventory step-up	6.1	—	COGS
+ Change in fair value of contingent consideration	12.4	1.9	COGS
+ Exit and disposal costs	—	0.4	SG&A
Tax effect	(15.8)	(4.0)
Total Adjustments:	59.4	17.1
Adjusted Net Income	$67.0	$83.3
Adjusted Net Income Per Diluted Share	$1.28	$1.63

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(in millions)	Full Year Forecast
	2019F	Source
Net Income	$80 - $110
Adjustments:
+ Acquisition-related costs (transaction & integration)	11	SG&A
+ Non-cash amortization charges	59	SG&A, Other Income
+ Impact of purchase accounting on inventory step-up	6	COGS
+ Change in fair value of contingent consideration	13
Tax effect	(19)
Total Adjustments:	70
Adjusted Net Income	$150 - $180

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)

(in millions, except per share value)	Three Months Ended September 30,
	2019	2018
Net Income	$43.2	$20.9
Adjustments:
+ Depreciation & amortization	27.7	12.3
+ Provision for income taxes	15.7	0.6
+ Total interest expense, net*	9.7	(0.1)
Total Adjustments	53.1	12.8
EBITDA	$96.3	$33.7
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	3.2	5.2
+ Change in fair value of contingent consideration	6.9	0.2
Total Additional Adjustments	10.1	5.4
Adjusted EBITDA	$106.4	$39.1

* Includes interest income of $0.6 million in 2019 and $0.7 million in 2018

(in millions, except per share value)	Nine Months Ended September 30,
	2019	2018
Net Income	$7.6	$66.2
Adjustments:
+ Depreciation & amortization	82.8	36.8
+ Total interest expense, net*	27.6	0.7
+ Income tax (benefit)/expense	(1.7)	11.8
Total Adjustments	108.7	49.3
EBITDA	$116.3	$115.5
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	10.6	6.8
+ Impact of purchase accounting on inventory step-up	6.1	0.4
+ Change in fair value of contingent consideration	12.4	1.9
Total Additional Adjustments	29.1	9.1
Adjusted EBITDA	$145.4	$124.6

* Includes interest income of $1.7 million in 2019 and $1.2 million in 2018

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(in millions)	Full Year Forecast
2019F
Net Income	$80 - $110
Adjustments:
+ Depreciation & amortization	105
+ Provision for income taxes	28
+ Total interest expense	37
Total Adjustments	170
EBITDA	$250 - $280
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	11
+ Impact of purchase accounting on inventory step-up	6
+ Change in fair value of contingent consideration	13
Total Additional Adjustments	30
Adjusted EBITDA	$280 - $310

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